EXHIBIT 10.1

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and Rule 406 of the Securities Act of 1933, as amended.

ANNEX 1

FIRST ADDENDUM TO COLLABORATIVE RESEARCH, DEVELOPMENT, COMMERCIALIZATION AND LICENSE AGREEMENT

This First Addendum to the Collaborative Research, Development, Commercialization and License Agreement (this “Addendum”) is made and entered into as of September 1, 2008 by and between SOLAE, LLC (“Solae”), and SENOMYX, Inc. (“Senomyx”).

RECITALS

A.            Solae and Senomyx are parties to that certain Collaborative Research, Development, Commercialization and License Agreement dated as of April 23, 2008 (the “Agreement”), wherein the parties agreed to certain development and commercialization arrangements.  Capitalized terms used herein but not otherwise defined shall have the respective meanings ascribed to them in the Agreement.

B.            Senomyx has achieved the Interim Goal and the Steering Committee desires that Senomyx perform […***…] and other research activities on the […***…] from the […***…] (as such activities are defined in the Agreement), which the Steering Committee understands will require […***…].

C.            Consistent with the additional activities and understanding of the Steering Committee as set forth in Recital B, the parties desire to add the following provisions to the Agreement in this Addendum.

1.             Addendum.  The following provisions shall be added to the Agreement:

(a)          Pursuant to Section 7.1 of the Agreement, the quarterly Research Fees for the period beginning on September 1, 2008 and ending February 28, 2009 will be […***…]

(b)         On or before January 28, 2009, the Steering Committee will evaluate the results of such […***…] and research activities and agree upon the appropriate […***…] to conduct the Research Plan for the period following February 28, 2009.  Such agreement may be pursuant to a Unanimous Written Consent signed by the members of the Steering Committee, without need for a written Addendum to the Agreement or further action by the parties to the Agreement

(c)          The Updated Research Plan dated September 1, 2008 (the “Updated Plan”) hereby supersedes and replaces the Research Plan in Appendix “B” of the Agreement.  The Updated Plan is attached hereto and incorporated herein by reference as the new Appendix “B” of the Agreement.

(d)         From and after the date of this Addendum, all Research Fees and any revision or update to Appendix “B” shall be agreed upon by the Steering Committee pursuant to a Unanimous Written Consent signed by the members of the Steering Committee, without need for a written Addendum to the Agreement or further action by the parties to the Agreement.  All Unanimous Written Consents shall be maintained in the records of the Steering Committee, which may be reviewed by either party at any time.

2.             Effect of Addendum; Affirmation.  Each reference in the Agreement to “the Agreement”, “hereunder”, “hereof’, “herein”, or words of similar meaning are deemed to refer to the Agreement as amended by this Addendum.  The parties acknowledge and confirm that, except as expressly supplemented or amended by this Addendum, the Agreement remains in full force and effect.

3.             Captions; Counterparts.  Captions contained in this Addendum have been inserted only as a matter of convenience and in no way define, limit, extend, or describe the scope of this Addendum or the intent of any provision of this Addendum.  This Addendum may be executed by the parties hereto on any number of separate counterparts, each of which shall be deemed an original, but all of which counterparts taken together shall constitute one and the same instrument.

4.             Governing Law.  This Addendum and the rights and obligations of the parties under this Addendum are to be governed by and construed and interpreted in accordance with the laws of the State of Delaware, without regard to choice or conflict of laws rules.

[Signature page to follow.]

WHEREFORE, the parties hereto have executed this Addendum as of the day and year first written above.

SOLAE, LLC		SENOMYX, INC.

By	/s/ Jonathan C. McIntyre	By	/s/ Kent Snyder
Print Name:	Jonathan C. McIntyre	Print Name:	Kent Snyder
Title:	Vice President R&D	Title:	President, CEO and Chairman

[The remainder of this page is intentionally left blank; Appendix “B” to follow.]

APPENDIX “B” — UPDATED PLAN

(SEE ATTACHED PAGES)

Confidential

Updated Research Plan for a Solae-Senomyx Collaboration

Bitter Modulation of Soy Protein

September 1, 2008

Executive Summary

The bitter taste of soy protein, and especially hydrolyzed soy protein, affects the overall taste quality of soy-based products.  The key molecules in hydrolyzed soy protein responsible for bitter taste […***…].  However, work on the bitter taste […***…].  The overall goal of this proposed collaboration between Solae and Senomyx is to discover and develop taste modulators that can reduce or eliminate the bitter taste of Soy Bitter Tastants for use in the Soy Protein Field.

Humans have 25 bitter receptors, which are called hT2Rs.  Senomyx has isolated all 25 human bitter receptors and developed methods to identify the receptor that is activated by a given bitter tastant.  The first step in the collaboration will be to […***…] that is activated […***…].  Once […***…] the next step will be to […***…].  Selected blockers will be evaluated […***…].  One or more of these compounds will be further optimized for potency and physical properties into product candidates.

A depiction of the Senomyx Discovery and Development process for discovery of blockers of Soy Bitter Tastants is shown below:

[…***…]

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[…***…]

Proposed Product Candidate Goal

The goal of the project is to discover and develop a compound that at a concentration of […***…] reduces the bitterness of a soy-based […***…].  The taste test will be conducted using […***…].  The goal is to identify a compound that results in the sample containing the compound […***…] less bitter than a sample without the compound.  Other desired attributes […***…].

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The table below outlines the phases, key activities and goals, responsibilities, and estimated timing for the collaboration.

Discovery and Development Plan

[…***…]

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[…***…]

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Personnel Required for […***…] Phase: […***…]

[…***…]

Personnel Required for […***…] Phase: Commitment from […***…]

[…***…]

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